Exhibit 99.1

CVR Energy Reports Second Quarter 2023 Results,
Announces a Cash Dividend of 50 cents and a Special Dividend of $1.00

SUGAR LAND, Texas (July 31, 2023) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced net income of $130 million, or $1.29 per diluted share, on net sales of $2.2 billion for the second quarter of 2023, compared to net income of $165 million, or $1.64 per diluted share, on net sales of $3.1 billion for the second quarter of 2022. Adjusted earnings for the second quarter of 2023 was $1.64 per diluted share compared to adjusted earnings of $2.45 per diluted share in the second quarter of 2022, with the decline in the current period primarily driven by lower crack spreads. Second quarter 2023 EBITDA was $300 million, compared to second quarter 2022 EBITDA of $401 million. Adjusted EBITDA for the second quarter of 2023 was $347 million, down from $511 million in the second quarter of 2022.

“CVR Energy posted solid results for the second quarter of 2023 driven by strong crack spreads,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “In addition to our second quarter 2023 cash dividend of 50 cents, our Board of Directors was pleased to approve a special dividend of $1.00 per share, bringing our year to date declared dividends to $2.00 per share.

“CVR Partners achieved solid results for the 2023 second quarter led by strong production, including a combined ammonia production rate of 100 percent offset by lower fertilizer pricing,” Lamp said. “CVR Partners announced a cash distribution of $4.14 per common unit for the 2023 second quarter.”

Petroleum

The Petroleum Segment reported second quarter 2023 operating income of $171 million on net sales of $2.0 billion, compared to operating income of $297 million on net sales of $2.9 billion in the second quarter of 2022.

Refining margin per total throughput barrel was $18.21 in the second quarter of 2023, compared to $26.10 during the same period in 2022. The decrease in refining margin of $145 million was primarily due to a decrease in product crack spreads. The Group 3 2-1-1 crack spread decreased by $16.47 per barrel relative to the second quarter of 2022, driven by a tightening distillate crack spread due primarily to recession concerns and slowing demand trends.

The Petroleum Segment recognized costs to comply with the Renewable Fuel Standard (“RFS”) of $88 million, or $4.85 per throughput barrel, which excludes the RINs’ revaluation expense impact of $2 million, or 10 cents per total throughput barrel, for the second quarter of 2023. This is compared to RFS compliance costs of $102 million, or $5.55 per throughput barrel, which excludes the RINs’ revaluation expense impact of $51 million, or $2.79 per total throughput barrel, for the second quarter of 2022. The decrease in RFS compliance costs in 2023 was primarily related to an increase in RINs generated by ethanol and biodiesel blending for the second quarter of 2023 compared to the 2022 period. The favorable RINs’ revaluation in 2023 was a result of a mark-to-market expense in the current period due to a decline in RIN prices and a lower outstanding obligation in the current period compared to the 2022 period.

The Petroleum Segment also recognized a second quarter 2023 derivative net gain of $3 million, or 16 cents per total throughput barrel, compared to a derivative net loss of $61 million, or $3.35 per total throughput barrel, for the second quarter of 2022. Included in this derivative net gain for the second quarter of 2023 was a $15 million unrealized loss, primarily a result of crack spread swaps, inventory hedging activity, and Canadian crude forward purchases and sales, compared to a $22 million unrealized loss for the second quarter of 2022. Offsetting these impacts, crude oil prices decreased during the quarter, which led to an unfavorable inventory valuation impact of $21 million, or $1.17 per total throughput barrel, compared to a favorable inventory valuation impact of $37 million, or $2.02 per total throughput barrel, during the second quarter of 2022.

Second quarter 2023 combined total throughput was approximately 201,000 bpd, compared to approximately 201,000 bpd of combined total throughput for the second quarter of 2022.

On June 28, 2023, the Company, through one of its indirect wholly owned subsidiaries, entered into a crude oil supply agreement (the “Gunvor Crude Oil Supply Agreement”) with Gunvor USA LLC (“Gunvor”), pursuant to which Gunvor will supply certain crude oil and intermediation logistics in connection with deliveries beginning on or about January 1, 2024. The Gunvor Crude Oil Supply Agreement has a term of 24 months, subject to automatic one-year renewals thereafter in the absence of either party providing 180 days’ notice of termination and will replace the Vitol Crude Oil Supply Agreement.

Nitrogen Fertilizer

The Nitrogen Fertilizer Segment reported an operating income of $67 million on net sales of $183 million for the second quarter of 2023, compared to operating income of $126 million on net sales of $244 million for the second quarter of 2022.

Second quarter 2023 average realized gate prices for urea ammonia nitrate (“UAN”) showed a reduction over the prior year, down 43 percent to $316 per ton, and ammonia was down 40 percent over the prior year to $707 per ton. Average realized gate prices for UAN and ammonia were $555 and $1,182 per ton, respectively, for the second quarter of 2022.

CVR Partners, LP’s (“CVR Partners”) fertilizer facilities produced a combined 219,000 tons of ammonia during the second quarter of 2023, of which 70,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 339,000 tons of UAN. During the second quarter 2022, the fertilizer facilities produced 193,000 tons of ammonia, of which 50,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 331,000 tons of UAN. These increases were due to operating reliability after completing the planned turnarounds during the third quarter of 2022.

Corporate and Other

The Company reported an income tax expense of $44 million, or 20.9 percent of income before income taxes, for the three months ended June 30, 2023, as compared to an income tax expense of $66 million, or 21.5 percent of income before income taxes, for the three months ended June 30, 2022. The decrease in income tax expense was due primarily to a decrease in pretax earnings.

The renewable diesel unit at the Wynnewood refinery continued to increase production, with total vegetable oil throughputs for the second quarter of 2023 of approximately 17.8 million gallons, down from 22.4 million gallons in the first quarter of 2023 due to a planned catalyst change.

Cash, Debt and Dividend

Consolidated cash and cash equivalents were $751 million at June 30, 2023, an increase of $241 million from December 31, 2022. Consolidated total debt and finance lease obligations were $1.6 billion at June 30, 2023, including $547 million held by the Nitrogen Fertilizer Segment.

CVR Energy announced a second quarter 2023 cash dividend of 50 cents per share. In addition, the Company announced a special dividend of $1.00 per share. The quarterly and special dividends, as declared by CVR Energy’s Board of Directors, will be paid on August 21, 2023, to stockholders of record as of August 14, 2023.

Today, CVR Partners announced that the Board of Directors of its general partner declared a second quarter 2023 cash distribution of $4.14 per common unit, which will be paid on August 21, 2023, to common unitholders of record as of August 14, 2023.

Second Quarter 2023 Earnings Conference Call

CVR Energy previously announced that it will host its second quarter 2023 Earnings Conference Call on Tuesday, August 1, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The second quarter 2023 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/2k9ej4vv. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13739750.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: drivers of results; crack spreads, including the continued strength thereof; production rates of CVR Partners, including the impact thereof on results; nitrogen fertilizer pricing; net income and sales; adjusted earnings including the drivers thereof; EBITDA and Adjusted EBITDA; operating income; net sales; refining margin; distillate crack spreads, including the tightening thereof; recession; demand trends; cost to comply with the Renewable Fuel Standard, RIN prices and level and valuation of our net RVO; CVR Energy’s blending activity, including its impact on RFS compliance costs; derivative activities and realized and unrealized gains or losses associated therewith; crude oil pricing; inventory levels and valuation, including the drivers thereof; throughput rates, including factors impacting same; crude oil supply and intermediation agreements; UAN, ammonia and nitrogen fertilizer production, demand, pricing and sales volumes, including the factors impacting same; rates at which ammonia will be upgraded to other fertilizer products; operational reliability, including the factors impacting same; tax rates and expense; quarterly and special dividends and distributions, including the timing, payment and amount (if any) thereof; production rates of our renewable diesel unit and related feedstock throughput, including factors impacting same; cash and cash equivalent levels; debt and finance lease obligations; continued safe and reliable operations; operating expenses, capital expenditures, depreciation and amortization and turnaround expense; the expected timing and completion of turnaround projects; impacts of plant outages and weather events on throughput volume; renewables initiatives; conversion of hydrocrackers at Coffeyville and/or feed pre-treaters, including the completion, operation, capacities, timing, costs, optionality and benefits thereof; carbon capture and decarbonization initiatives; Section 45Q credits and future payments arising under the 45Q Transaction (if any), including the amount, timing and receipt thereof; utilization rates; global fertilizer industry conditions; crop and planting conditions; natural gas and global energy costs; risks related to the conclusion of consideration of a spin-off of some or all of Company’s interests in its nitrogen fertilizer business or potential future reconsideration thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of the Company to pay cash dividends and CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; the health and economic effects of the COVID-19 pandemic and any variant thereof; general economic and business conditions; political disturbances, geopolitical instability and tensions, and associated changes in global trade policies and economic sanctions, including, but not limited to, in connection with the Russia/Ukraine conflict; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the renewables, petroleum refining and marketing business as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own 37 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts

CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the period ended June 30, 2023:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Refining Margin, adjusted for Inventory Valuation Impacts - Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if applicable. We record our commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts, per Throughput Barrel - Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted EBITDA, Adjusted Petroleum EBITDA and Adjusted Nitrogen Fertilizer EBITDA - EBITDA, Petroleum EBITDA and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

Net Debt and Finance Lease Obligations - Net debt and finance lease obligations is total debt and finance lease obligations reduced for cash and cash equivalents.

Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer - Total debt and net debt and finance lease obligations is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment’s debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Energy, Inc.
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2023	2022	2023	2022
Net sales	$2,236	$3,144	$4,523	$5,517
Operating costs and expenses:
Cost of materials and other	1,743	2,465	3,423	4,352
Direct operating expenses (exclusive of depreciation and amortization)	165	167	334	327
Depreciation and amortization	71	71	137	136
Cost of sales	1,979	2,703	3,894	4,815
Selling, general and administrative expenses (exclusive of depreciation and amortization)	32	37	71	75
Depreciation and amortization	1	2	4	4
Operating income	224	402	554	623
Other (expense) income:
Interest expense, net	(16)	(23)	(32)	(48)
Other income (expense), net	4	(74)	6	(84)
Income before income tax expense	212	305	528	491
Income tax expense	44	66	101	99
Net income	168	239	427	392
Less: Net income attributable to noncontrolling interest	38	74	102	134
Net income attributable to CVR Energy stockholders	$130	$165	$325	$258

Basic and diluted earnings per share	$1.29	$1.64	$3.23	$2.57
Dividends declared per share	$0.50	$0.40	$1.00	$0.40

Adjusted earnings per share	$1.64	$2.45	$3.08	$2.47
EBITDA*	$300	$401	$701	$679
Adjusted EBITDA *	$347	$511	$680	$666

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$751	$510
Working capital	361	154
Total assets	4,217	4,119
Total debt and finance lease obligations, including current portion	1,591	1,591
Total liabilities	3,240	3,328
Total CVR stockholders’ equity	755	531

Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net cash provided by:
Operating activities	$367	$390	$614	$712
Investing activities	(96)	(115)	(130)	(156)
Financing activities	(121)	(58)	(243)	(173)
Net increase in cash and cash equivalents and restricted cash	$150	$217	$241	$383

Free cash flow*	$271	$275	$484	$556

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$2,000	$183	$2,236	$3,993	$409	$4,523
Operating income	171	67	224	408	176	554
Net income	194	60	168	453	162	427
EBITDA*	220	87	300	505	211	701

Capital expenditures (1)
Maintenance capital expenditures	$20	$5	$27	$50	$9	$62
Growth capital expenditures	2	1	21	3	1	35
Total capital expenditures	$22	$6	$48	$53	$10	$97

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$2,868	$244	$3,144	$5,022	$467	$5,517
Operating income	297	126	402	427	230	623
Net income	306	118	239	432	211	392
EBITDA*	347	147	401	514	271	679

Capital expenditures (1)
Maintenance capital expenditures	$19	$8	$28	$37	$13	$51
Growth capital expenditures	—	1	13	1	1	40
Total capital expenditures	$19	$9	$41	$38	$14	$91

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures.

Selected Balance Sheet Data

	June 30, 2023			December 31, 2022
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents (1)	$514	$69	$751	$235	$86	$510
Total assets	4,260	1,019	4,217	4,354	1,100	4,119
Total debt and finance lease obligations, including current portion (2)	47	547	1,591	48	547	1,591

(1)Corporate cash and cash equivalents consisted of $168 million and $189 million at June 30, 2023 and December 31, 2022, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $997 million and $996 million at June 30, 2023 and December 31, 2022, respectively.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Refining margin *	$18.21	$26.10	$20.68	$21.50
Refining margin adjusted for inventory valuation impacts *	19.38	24.08	21.61	16.77
Direct operating expenses *	5.46	6.12	5.68	5.85

*See “Non-GAAP Reconciliations” section below.

Throughput Data by Refinery

	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2023	2022	2023	2022
Coffeyville
Regional crude	73,547	66,266	59,527	53,089
WTI	25,091	34,513	31,343	41,127
WTL	—	1,317	—	662
Midland WTI	—	—	—	1,294
Condensate	6,598	10,596	7,879	10,972
Heavy Canadian	84	6,468	2,091	6,614
DJ Basin	16,630	10,763	15,229	14,379
Other feedstocks and blendstocks	12,124	9,270	12,678	10,301
Wynnewood
Regional crude	51,142	47,392	50,485	45,407
WTL	1,002	1,660	2,471	1,006
Midland WTI	—	—	—	813
WTS	—	—	—	288
Condensate	11,992	10,710	13,950	10,499
Other feedstocks and blendstocks	2,865	2,291	3,144	2,855
Total throughput	201,075	201,246	198,797	199,306

Production Data by Refinery

	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2023	2022	2023	2022
Coffeyville
Gasoline	68,008	71,003	66,258	73,015
Distillate	57,996	58,769	54,100	56,728
Other liquid products	3,816	5,730	4,461	5,361
Solids	3,916	4,342	3,632	4,351
Wynnewood
Gasoline	36,017	33,255	37,991	31,322
Distillate	23,604	22,316	24,424	22,416
Other liquid products	6,714	4,897	6,499	5,015
Solids	10	7	10	13
Total production	200,081	200,319	197,375	198,221

Light product yield (as % of crude throughput) (1)	99.8%	97.7%	99.9%	98.6%
Liquid volume yield (as % of total throughput) (2)	97.6%	97.4%	97.5%	97.3%
Distillate yield (as % of crude throughput) (3)	43.9%	42.7%	42.9%	42.5%

(1)Total Gasoline and Distillate divided by total Regional crude, WTI, WTL, Midland WTI, WTS, Condensate, Heavy Canadian, and DJ Basin throughput.
(2)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(3)Total Distillate divided by total Regional crude, WTI, WTL, Midland WTI, WTS, Condensate, Heavy Canadian, and DJ Basin throughput.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
West Texas Intermediate (WTI) NYMEX	$73.51	$108.51	$74.76	$101.86
Crude Oil Differentials to WTI:
Brent	4.22	3.38	5.18	3.08
WCS (heavy sour)	(13.36)	(15.34)	(16.54)	(14.08)
Condensate	(0.43)	(0.62)	(0.15)	(0.26)
Midland Cushing	0.93	1.14	1.22	1.28
NYMEX Crack Spreads:
Gasoline	35.64	46.09	32.72	34.96
Heating Oil	28.91	61.03	37.92	47.67
NYMEX 2-1-1 Crack Spread	32.27	53.56	35.32	41.31
PADD II Group 3 Product Basis:
Gasoline	(4.24)	(9.56)	(4.01)	(8.38)
Ultra-Low Sulfur Diesel	3.76	(0.55)	(0.44)	(3.12)
PADD II Group 3 Product Crack Spread:
Gasoline	31.40	36.53	28.71	26.57
Ultra-Low Sulfur Diesel	32.66	60.48	37.48	44.55
PADD II Group 3 2-1-1	32.03	48.50	33.10	35.56

Nitrogen Fertilizer Segment:

Ammonia Utilization Rates (1)

	Three Months Ended June 30,		Six Months Ended June 30,
(percent of capacity utilization)	2023	2022	2023	2022
Consolidated	100%	89%	103%	88%

(1)Reflects our ammonia utilization rates on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of CVR Partners’ facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and six months ended June 30, 2023 and 2022 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Consolidated sales (thousand tons):
Ammonia	79	52	121	91
UAN	329	287	688	609

Consolidated product pricing at gate (dollars per ton):(1)
Ammonia	$707	$1,182	$770	$1,127
UAN	316	555	390	524

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	219	193	442	380
Ammonia (net available for sale) (2)	70	50	132	102
UAN	339	331	705	648

Feedstock:
Petroleum coke used in production (thousand tons)	124	116	255	224
Petroleum coke used in production (dollars per ton)	$73.91	$49.91	$75.62	$53.06
Natural gas used in production (thousands of MMBtu) (3)	2,194	1,936	4,296	3,697
Natural gas used in production (dollars per MMBtu) (3)	$2.35	$7.34	$4.02	$6.48
Natural gas in cost of materials and other (thousands of MMBtu) (3)	2,403	1,707	3,718	3,235
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$4.11	$5.98	$5.41	$5.81

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Ammonia — Southern Plains (dollars per ton)	$435	$1,241	$586	$1,259
Ammonia — Corn belt (dollars per ton)	472	1,405	682	1,391
UAN — Corn belt (dollars per ton)	298	632	335	624

Natural gas NYMEX (dollars per MMBtu)	$2.33	$7.49	$2.54	$6.06

Q3 2023 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2023. See “Forward-Looking Statements” above.

	Q3 2023
	Low	High
Petroleum
Total throughput (bpd)	200,000	215,000
Direct operating expenses (in millions) (1)	$95	$105

Renewables (2)
Total throughput (in millions of gallons)	17	22
Direct operating expenses (in millions) (1)	$6	$8

Nitrogen Fertilizer
Ammonia utilization rates
Consolidated	95%	100%
Coffeyville Fertilizer Facility	95%	100%
East Dubuque Fertilizer Facility	95%	100%
Direct operating expenses (in millions) (1)	$50	$55

Capital Expenditures (in millions) (3)
Petroleum	$45	$49
Renewables (2)	23	25
Nitrogen Fertilizer	14	16
Other	3	5
Total capital expenditures	$85	$95

(1)Direct operating expenses are shown exclusive of depreciation and amortization and, for the Nitrogen Fertilizer Segment, turnaround expenses and inventory valuation impacts.
(2)Renewables reflects spending on the Wynnewood renewable diesel unit project. As of June 30, 2023, Renewables does not meet the definition of a reportable segment as defined under Accounting Standards Codification 280.
(3)Capital expenditures is disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net income	$168	$239	$427	$392
Interest expense, net	16	23	32	48
Income tax expense	44	66	101	99
Depreciation and amortization	72	73	141	140
EBITDA	300	401	701	679
Adjustments:
Revaluation of RFS liability	2	51	(54)	70
Unrealized loss (gain) on derivatives, net	19	21	(13)	15
Inventory valuation impacts, unfavorable (favorable)	26	(41)	46	(177)
Call Option Lawsuits settlement	—	79	—	79
Adjusted EBITDA	$347	$511	$680	$666

Reconciliation of Basic and Diluted Earnings per Share to Adjusted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic and diluted earnings per share	$1.29	$1.64	$3.23	$2.57
Adjustments: (1)
Revaluation of RFS liability	0.01	0.38	(0.40)	0.52
Unrealized loss (gain) on derivatives, net	0.14	0.16	(0.10)	0.11
Inventory valuation impacts, unfavorable (favorable)	0.20	(0.31)	0.35	(1.31)
Call Option Lawsuits settlement	—	0.58	—	0.58
Adjusted earnings per share	$1.64	$2.45	$3.08	$2.47

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$367	$390	$614	$712
Less:
Capital expenditures	(55)	(62)	(100)	(88)
Capitalized turnaround expenditures	(42)	(53)	(50)	(68)
Return on equity method investment	1	—	20	—
Free cash flow	$271	$275	$484	$556

Reconciliation of Petroleum Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Petroleum net income	$194	$306	$453	$432
Interest income, net	(19)	(5)	(39)	(11)
Depreciation and amortization	45	46	91	93
Petroleum EBITDA	220	347	505	514
Adjustments:
Revaluation of RFS liability	2	51	(54)	70
Unrealized loss (gain) on derivatives, net	15	22	(16)	17
Inventory valuation impacts, unfavorable (favorable) (1)	21	(37)	33	(170)
Petroleum Adjusted EBITDA	$258	$383	$468	$431

Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Refining Margin Adjusted for Inventory Valuation Impacts

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net sales	$2,000	$2,868	$3,993	$5,022
Less:
Cost of materials and other	(1,667)	(2,390)	(3,249)	(4,247)
Direct operating expenses (exclusive of depreciation and amortization)	(100)	(112)	(204)	(211)
Depreciation and amortization	(45)	(46)	(91)	(93)
Gross profit	188	320	449	471
Add:
Direct operating expenses (exclusive of depreciation and amortization)	100	112	204	211
Depreciation and amortization	45	46	91	93
Refining margin	333	478	744	775
Inventory valuation impacts, unfavorable (favorable) (1)	21	(37)	33	(170)
Refining margin adjusted for inventory valuation impacts	$354	$441	$777	$605

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.

Reconciliation of Petroleum Segment Total Throughput Barrels

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total throughput barrels per day	201,075	201,246	198,797	199,306
Days in the period	91	91	181	181
Total throughput barrels	18,297,814	18,313,357	35,982,294	36,074,355

Reconciliation of Petroleum Segment Refining Margin per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except for per throughput barrel data)	2023	2022	2023	2022
Refining margin	$333	$478	$744	$775
Divided by: total throughput barrels	18	18	36	36
Refining margin per total throughput barrel	$18.21	$26.10	$20.68	$21.50

Reconciliation of Petroleum Segment Refining Margin Adjusted for Inventory Valuation Impacts per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except for throughput barrel data)	2023	2022	2023	2022
Refining margin adjusted for inventory valuation impacts	$354	$441	$777	$605
Divided by: total throughput barrels	18	18	36	36
Refining margin adjusted for inventory valuation impacts per total throughput barrel	$19.38	$24.08	$21.61	$16.77

Reconciliation of Petroleum Segment Direct Operating Expenses per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except for throughput barrel data)	2023	2022	2023	2022
Direct operating expenses (exclusive of depreciation and amortization)	$100	$112	$204	$211
Divided by: total throughput barrels	18	18	36	36
Direct operating expenses per total throughput barrel	$5.46	$6.12	$5.68	$5.85

Reconciliation of Nitrogen Fertilizer Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Nitrogen Fertilizer net income	$60	$118	$162	$211
Interest expense, net	7	8	14	18
Depreciation and amortization	20	21	35	42
Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$87	$147	$211	$271

Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer

(in millions)	Twelve Months Ended June 30, 2023
Total debt and finance lease obligations (1)	$1,591
Less: Nitrogen Fertilizer debt and finance lease obligations (1)	547
Total debt and finance lease obligations exclusive of Nitrogen Fertilizer	1,044

EBITDA exclusive of Nitrogen Fertilizer	852

Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer	1.23

Consolidated cash and cash equivalents	751
Less: Nitrogen Fertilizer cash and cash equivalents	69
Cash and cash equivalents exclusive of Nitrogen Fertilizer	682

Net debt and finance lease obligations exclusive of Nitrogen Fertilizer (2)	362

Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer (2)	$0.42

(1)Amounts are shown inclusive of the current portion of long-term debt and finance lease obligations.
(2)Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents.

	Three Months Ended				Twelve Months Ended June 30, 2023 (1)
(in millions)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Consolidated
Net income	$80	$172	$259	$168	$679
Interest expense, net	19	18	18	16	71
Income tax expense	7	50	56	44	157
Depreciation and amortization	75	73	68	72	288
EBITDA	181	313	401	300	1,195
Nitrogen Fertilizer
Net income (loss)	(20)	95	102	60	237
Interest expense, net	8	8	7	7	30
Depreciation and amortization	22	19	15	20	76
EBITDA	10	122	124	87	343

EBITDA exclusive of Nitrogen Fertilizer	$171	$191	$277	$213	$852

(1)Due to rounding, numbers within this table may not add or equal to totals presented.